As filed with the Securities and Exchange Commission on March 6, 2009
Registration No. 333-126359

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 3 to Form SB-2 on
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0299034 (I.R.S. Employer Identification Number)

50 Cobham Drive
Orchard Park, NY 14127
(716) 855-1068
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David DiGiacinto
Minrad International, Inc.
50 Cobham Drive
Orchard Park, NY 14127
(716) 855-1068
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
L. Hunter Rost, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer ☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     On February 27, 2009, Minrad International, Inc. (the “Company”) completed the previously announced transaction with Piramal Healthcare, Inc. All shares of the common stock of the Company are now held by a subsidiary of Piramal Healthcare, Inc. As a consequence, the Company has terminated all offerings of its securities under its existing registration statements, including this Registration Statement. This amendment is filed to deregister and remove all securities under this Registration Statement that remain unsold and untransferred.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orchard Park, State of New York, on March 6, 2009.

MINRAD INTERNATIONAL, INC.
By:	/s/ David DiGiacinto
David DiGiacinto
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Trego, Jr. Charles Trego, Jr.	Executive Vice President and Chief Financial Officer	March 6, 2009
/s/ Murari Rajan Murari Rajan	Director	March 6, 2009
/s/ Rajesh Laddha Rajesh Laddha	Director	March 6, 2009
/s/ Vijay Sharma Vijay Sharma	Director	March 6, 2009

3